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                                                                    EXHIBIT 23.6


                        [BK ASSOCIATES, INC. LETTERHEAD]



                         CONSENT OF BK ASSOCIATES, INC.


                                                 December 7, 2000


Dear Sirs:

We refer to the Prospectus Supplement dated December 7, 2000 of United Air Lines, Inc. related to the offer and sale of $1,505,667,000 aggregate face amount of Pass Through Certificates, Series 2000-2 (the "Prospectus"). We hereby consent to the inclusion of our report dated November 22, 2000 in the Prospectus and to the reference to our firm's name in the Prospectus under the caption "Experts."


                                       Sincerely,


                                       BK ASSOCIATES, INC.


                                       /s/ JOHN F. KEITZ


                                       John F. Keitz
                                       President
                                       ISTAT Senior Certified Appraiser



JFK/kf